Subsidiaries of the Registrant
                              Aarica Holdings, Inc.
                               A Texas Corporation

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                                                              Other Jurisdictions
                               State or Jurisdiction                   in
Name                           of Incorporation                  Which Qualified (1)       Amount Owned
----                           ----------------                  ---------------           ------------

Aarica Holdings
Mexico, S. A. de C.V.                 Mexico                           None                    99%

   North America Shoe                 Mexico                           None                    99%
   Corporation, S. A. de C. V. (2)

   Taimex Industries,                 Mexico                           None                    99%
   S. A. de C. V. (2)

   Aarica Sport Products              Mexico                           None                    80%
   Manufacturing,
   S. A. de C.V (2)

   Aarica Sport,                      Mexico                           None                    98%
   S. A. de C.V (2)

   West Coast Sports,                 Mexico                           None                    99%
   S. A. de C.V (2)

   Aarica Services,
   S. A. de C. V. (2)                 Mexico                           None                    99%

---------------
(1)       No assumed names.
(2)      Subsidiary of Aarica Holdings Mexico, S. A. de C.V.

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